UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): August 18, 2006


                            HEALTHRENU MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


   Nevada                                  000-21914             25-1907744
-------------------------------         -------------       ------------------
(State or other jurisdiction of          (Commission           (IRS Employer
incorporation)                           File Number)        Identification No.)

     12777 Jones Road, Suite 481, Houston, TX                   77070
     ----------------------------------------                 ---------
     (Address of Principal Executive Offices)                 (Zip Code)


            Our telephone number, including area code: (281) 890-2561
                                                       --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On August 18, 2006, we closed on the sale of our securities in a private placement. We sold for $60,000 a unit consisting of a nonconvertible promissory note in the principal amount of $60,000 (the "August Note") and 400,000 warrants (the "August Warrants"), with each warrant to purchase one share of our common stock at a per share exercise price of $0.05. The August Note was entitled to receive 15% annual interest, was secured by the grant of a security interest in certain advance notices issuable from time to time by us to the investor under our Standby Equity Distribution Agreement dated May 23, 2005 as amended to date, and matured on November 16, 2006. The August Note together with accrued interest was repaid from the net proceeds of our November 2006 private placement discussed below. The August Warrants are exercisable for shares of our common stock at any time ending on August 18, 2011 and are subject to adjustment for anti-dilution purposes.

On November 15, 2006, we closed on the sale of our securities in a private placement. We sold for $220,000 a unit consisting of a convertible promissory note in the principal amount of $220,000 (the "November Note") and 1,600,000 warrants (the "November Warrants"), with each warrant to purchase one share of our common stock at a per share exercise price of $0.05. The November Note is convertible at the election of the holder thereof at any time at a conversion price equal to the greater of (1) $0.03 or (2) 80% of the average closing bid price of our common stock for the 10 days immediately preceding the day upon which we receive a conversion notice from the noteholder. The November Note is entitled to receive 15% annual interest, is secured by the grant of a security interest in certain advance notices issuable from time to time by us to the investor under our Standby Equity Distribution Agreement dated May 23, 2005 as amended to date and matures on January 15, 2007. If the principal and interest on the November Note is not repaid within 30 days of maturity, then we must issue to the noteholder an additional 100,000 penalty warrants with an exercise price of $0.05 per share on the one month anniversary of the maturity date and at the end of each monthly period thereafter that the November Note remains unpaid. The total number of penalty warrants issuable may not exceed 1,000,000. The November Warrants are exercisable for shares of our common stock at any time ending on November 15, 2011 and are subject to adjustment for anti-dilution purposes.

For the $60,000 unit sold in August 2006, the total offering price and the total commission paid to broker-dealers were $60,000 and $10,000, respectively. For the $220,000 unit sold in November 2006, the total offering price and the total commission paid to broker-dealers were $220,000 and $26,400, respectively. Such fees were deducted from offering proceeds.

Issuance of the securities was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The units were sold to an accredited investor in private placements without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.


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

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c)      EXHIBITS

         10.1     Form of August Note.

         10.2     Form of August Warrants.

         10.3     Form of November Note.

         10.4     Form of November Warrants


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date:  November 21, 2006

                               HEALTHRENU MEDICAL, INC.
                               (Registrant)



                               By:  /s/  Robert W. Prokos
                                  ---------------------------------------
                                    Name:  Robert W. Prokos
                                    Title: President and Chief Executive Officer